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                                                                  EXHIBIT 10.20

                               GORAN CAPITAL INC.

                               SHARE OPTION PLAN

1.       PURPOSE

         The purpose of this Plan is to aid the Company and its subsidiaries and affiliates in attracting, retaining and motivating key employees.

2.       DEFINITIONS

         Whenever used herein, the following terms shall have the meaning set forth below:

         (a)     "Company" shall mean Goran Capital Inc.;

         (b)     "Board" shall mean the Board of Directors of the Company;

         (c) "Shares" shall mean the common shares of the share capital of the Company which shares are without par value;

         (d) "Fair Market Value" shall mean the value of the Shares as determined by the Board in its absolute discretion, but in a manner acceptable to regulatory authorities of competent jurisdiction;

         (e) "Plan" shall mean the Company's Share Option Plan as defined herein;

         (f) "Option" shall mean a right or rights granted by the Board to individual(s) to purchase Shares under this Plan;

         (g) "Participant" shall mean a selected (i) employee of the Company, its subsidiaries and affiliates (including directors only if they are full time employees of the Company, its subsidiaries and affiliates), (ii) part-time employee and
                 (iii) other person who either performs services for the Company on an ongoing basis or who has provided, or is expected to provide, a service of value to Goran, to whom an Option is granted under this Plan.
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3.  SHARES AVAILABLE IN THE PLAN

         The aggregate number of Shares that may be issued pursuant to the exercise of Options shall not exceed 10% of the outstanding Shares, on a non-diluted basis, which shall be made available from the authorized but unissued Shares and which have been reserved for issuance upon exercise of Options granted under the Plan. If an Option granted to a Participant in accordance with this Plan expires, terminates, ceases to be exercisable or is surrendered before being exercised without having been exercised in full, then the Shares that were subject to the Option but which were not issued pursuant to the exercise of the Option shall, unless this Plan has been terminated, become available to other Participants for issuance pursuant to the exercise of Options under the Plan, all within the maximum limitation stated above.

4.  ADMINISTRATION

         This Plan shall be administered by the Board. Subject to the terms herein, the Board is authorized to approve grants of Options in accordance with the Plan, to construe and interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all determinations and take all actions necessary or advisable for the Plan's administration. The Board shall act by vote or written consent of a majority of its members. Whenever the Plan authorizes or requires the Board to take any action, make any determination or decision, or form any opinion, then any such action, determination, decision, or form any opinion by or of the Board shall be in the absolute discretion of the Board.
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5.  PARTICIPANTS

         Individuals who are eligible to receive Options hereunder shall be limited to selected employees of the Company, its subsidiaries and affiliates (including directors only if they are full-time employees of the Company, its subsidiaries or affiliates), part-time employees and other persons who either perform services for the Company on an ongoing basis or who have provided, or are expected to provide, a service of value to the Company (hereinafter referred to as "employee" or "employees" as the case may be). The Board shall in its sole and absolute discretion determine from time to time which employees will be granted Options under this Plan and the size and terms and conditions of the Option or Options to be granted to each such employee. The Board may approve the grant of Options subject to differing terms and conditions to any selected employee in any year. The Board's decision to approve the grant of an Option to an employee in any year shall not require the Board to approve the grant of an Option to that employee in any other year or to any other employee in any year; nor shall its decision with respect to the size or terms and conditions of the Option be granted to an employee in any year require it to approve the grant of an Option of the same size or with the same terms and conditions to that employee in any other year or to any other employee in any year. The Board shall not be precluded from approving the grant of an Option to any eligible employee solely on the basis that such employee may previously have been granted an Option under this Plan.

6. OPTIONS

         Each Option granted under this Plan shall be evidenced by an option agreement which shall contain such terms and conditions not inconsistent with the terms of this Plan as the Board shall determine; provided, however, that each Option shall satisfy the following requirements:
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a)       Option Price - The option price for each Share purchasable under any
Option shall be specified in the agreement relating to such Option and, subject to the provisions of Section 13, shall, in the discretion of the Board, not be less than 90% of the Fair Market Value as of the date the Option is granted.

b)       Option Period

         (i) General - Subject to subparagraph (iii) below, the period in which an Option may be exercised shall not exceed eight years from the date the Option is granted; provided, however, that the Option may be sooner terminated in accordance with the provisions of this paragraph
         (b). Subject to the foregoing, the Board may provide that any Option may be exercised, in whole or in part, at such time or times as the Board may in its discretion determine.

         (ii) Termination of Employment - Except as provided in subparagraphs (iii) and (iv) below, if the Participant ceases to be an employee of the Company, a subsidiary or affiliate, for any reason whatsoever including retirement, resignation or termination with or without cause, the Option may continue for such Shares and until such period as the Board may approve, including that the Option may cease upon termination; provided, that in no event may the Option be exercised for more than the number of Shares for which the Participant could have exercised the Option immediately prior to the Participant's termination of employment or of services.
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         (iii)     Death - If a Participant dies while employed and at a time when he has not fully exercised any then outstanding Option, or it a Participant dies after retirement in accordance with subparagraph (ii) above, without having fully exercised any then outstanding Option, the Option shall be exercisable by the Participant's executors or personal representatives within three months after the Participant's death notwithstanding the expiration date of the Option but for not more than that number of Shares for which the Participant could have exercised, the Option shall terminate at the expiration of such three-month period.

         (iv) Leave of Absence - If a Participant is granted a leave of absence for any reason, such leave of absence shall not constitute a termination of employment for the purposes of this Plan.

7.       EMPLOYMENT

         No grant of an Option to a Participant under this Plan shall affect any right of the Company, subsidiary or affiliate to terminate the Participant's employment or services at any time.

         In the event of termination of employment or services with or without cause, the Participant shall have no right of recourse against the Company for any reason whatsoever in respect to any unexercised portion as of the date of termination of any Options previously granted to the Participant.


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8. NONASSIGNABILITY

         Each Option shall not be transferable, other than by will or by the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by him.

9. PAYMENT FOR SHARES

         Full payment for Shares purchased shall be made at the time of exercising the Option in whole or in part. No Option shall be deemed to be exercised and no certificates for Shares so purchased shall be issued until full payment therefore has been made, and a Participant shall have none of the rights of a shareholder until such certificates are issued to him.

10. USE OF PROCEEDS

         The proceeds received by the Company from the sale of Shares pursuant to this Plan will be used for general corporate purposes.

11. EFFECTIVE DATE

         This Plan shall become effective on June 1, 1986 and shall remain in effect until terminated by the Board. Termination of this Plan shall not affect any Options previously granted, which Options shall remain in effect until exercised, surrendered, or cancelled, or until they have expired, all in accordance with their terms.

12.  SHARE CAPITAL READJUSTMENTS

         The Company shall make appropriate adjustments to each Option granted
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hereunder in the event of a recapitalization, amalgamation, reorganization, arrangement, stock dividends, issuance of rights, combinations or splits or exchanges of Shares or similar events. Without limiting the generality of the foregoing, the following adjustments shall be made:

        a) If a dividend in Shares is paid on the Shares there shall be added to the Shares subject to the Option the number of Shares that would have been issuable to the Participant had the Participant then been the holder of record of the number of Shares then subject to the unexercised portion of the Option. In such event, the Option price per Share shall be reduced proportionately.

        b) If the Shares shall be subdivided into a greater number of Shares or consolidated into a lesser number of Shares or changed into the same or a different number of Shares, the number of Shares that my thereafter be acquired under the Option shall be the number of Shares that would have been received by the Participant on such subdivision, consolidation, or change had the Participant then been the holder of record of the number of the Shares then subject to the unexercised portion of the Option. In such event, the option price per Share be decreased or increased proportionately.

        c) If the Company grants to the holders of Shares rights to subscribe for, purchase or receive any Shares or any other shares or bonds convertible into Shares, the Company shall extend to the Participant all such rights as if the Participant were the holder of record of the number of Shares represented by the unexercised portion of the Option.
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        d)       If there is any capital reorganization, arrangement or
                 reclassification of the share capital of the Company, or any amalgamation or a sale or distribution of all or substantially all of the Company's assets to any other corporation, adequate provisions shall be made by the Company so that there shall be substituted under the Option the shares, securities, or property that would have been issuable or payable to the Participant had the Participant then been the holder of record of the number of Shares then subject to the unexercised portion of the Option.

         Any shares or securities added to or substituted for the Shares under an Option shall be subject to adjustment in the same manner and to the same extent as the Shares originally covered by the Option.

         No fractional Shares shall be issued upon the exercise of an Option. Accordingly, if, as a result of any adjustment under this Section 12, the Participant would become entitled to a fractional Share, the Participant shall have the right to acquire only the adjusted number of full Shares and no payment or other adjustment will be made with respect to the fractional shares so disregarded.

13.  RESTRICTIONS

         The exercise of each Option granted under this Plan shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration or qualification of any shares otherwise deliverable
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upon such exercise upon any securities exchange or under any law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares thereunder, then in any such event such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

14.  AMENDMENT OR TERMINATION

         The Board may, by resolution, amend or terminate this Plan at any time; provided, however, that subject to the provisions of Section 12, the Board may not, without approval by the holders of a majority of the outstanding Shares, increase the maximum number of Shares that may be issued under this Plan or reduce the option price per Share below the minimum price set forth in
Section 6. The Board may not, without the consent of the holder of the Option, alter or impair any Options previously granted under this Plan except as authorized herein.